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                                                                EXHIBIT 23.1




                       CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of VF Corporation of our report dated February 8, 1995, included in the 1994 Annual Report to Shareholders of VF Corporation.

Our audits also included the financial statement schedule of VF Corporation listed in item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in (1) Registration Statement No. 33-60569 on Form S-8, which acts as Post-Effective Amendment No. 2 to Registration Statement No. 33-26566 on Form S-8/S-3, and Post-Effective Amendment No. 6 to Registration Statement No. 2-85579 on Form S-8/S-3, (2) Registration Statement No. 33-33621 on Form S-8, which acts as Post-Effective Amendment No. 2 to Registration Statement No. 2-99945 on Form S-8, (3) Registration Statement No. 33-10491 on Form S-3, (4) Registration Statement No. 33-41241 on Form S-8, and (5) Registration Statement No. 33-53231 on Form S-3 of our report dated February 8, 1995, with respect to the consolidated financial statements incorporated herein by reference and our report included in the preceding paragraph with respect to the financial statement schedule included in the 1994 Annual Report (Form 10-K) of VF Corporation.

                                                      /s/ ERNST & YOUNG LLP


Reading, Pennsylvania
March 24, 1995